UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2026
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2026, Blue Owl NLT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and subsidiary of Blue Owl Real Estate Net Lease Trust, a Maryland statutory trust (the “Trust”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of April 19, 2026 (the “Merger Agreement”), by and among Sunshine Ultimate Parent LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Partnership (“Parent”), Sunshine Holding REIT LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and Sila Realty Trust, Inc., a Maryland corporation (“Sila”).

Pursuant to the Merger Agreement, at the Closing (as defined in the Merger Agreement), Sila merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as the surviving entity (the “Surviving Entity”). As a result of the Merger, Parent became the sole member of the Surviving Entity, and the Surviving Entity became an indirect subsidiary of the Operating Partnership.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value per share, of Sila (“Sila Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Sila Common Stock owned by any of Parent, Merger Sub or any of their respective wholly owned subsidiaries, which were cancelled and not entitled to receive the Per Share Merger Consideration (as defined below)) was cancelled, retired and automatically converted into the right to receive $30.38 per share in cash (the “Per Share Merger Consideration”), without interest and subject to any required withholding and the adjustment provisions of the Merger Agreement. Based on the number of shares of Sila Common Stock outstanding immediately prior to the Effective Time, the aggregate Merger Consideration (as defined in the Merger Agreement) was approximately $2.4 billion. At the Effective Time, each outstanding unit of limited liability company interests of Merger Sub remained outstanding as limited liability company interests of the Surviving Entity and remained owned by Parent. As a result of the Merger, the separate existence of Sila ceased, and the Surviving Entity succeeded to all of Sila’s properties, rights, privileges, powers, franchises, claims, obligations, liabilities, debts and duties.

In addition, at the Effective Time, each share of Sila Restricted Stock and each Sila Deferred Stock Unit (as such terms are defined in the Merger Agreement) outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive cash consideration based on the Per Share Merger Consideration, in each case subject to the terms and conditions of the Merger Agreement.

Certain affiliates of the Trust (the “Equity Investors”) committed to fund up to $2.5 billion in equity financing to Parent pursuant to an equity commitment letter (the “Equity Funding Letter”) as a source of funding for the aggregate Merger Consideration, subject to the terms and conditions set forth therein. The Equity Investors’ obligations to fund under the Equity Funding Letter terminated when Parent paid the aggregate Merger Consideration at Closing. The Merger Agreement also contemplated that Parent may obtain debt financing and/or a change-of-control amendment with respect to Sila’s existing credit facilities, but receipt or availability of any such financing was not a condition to Parent’s obligations to consummate the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report could have been timely filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report could have been timely filed.

(d) Exhibits
* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Trust agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Exhibit Number	Exhibit Title or Description
2.1*	Agreement and Plan of Merger, dated as of April 19, 2026, by and among Sunshine Ultimate Parent LLC, Sunshine Holding REIT LLC and Sila Realty Trust, Inc.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: July 8, 2026